UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2008 (August 6, 2008)

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CHINA HEALTHCARE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33269	20-5013347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1233 Encino Drive
Pasadena, CA	91108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 568-9924

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.10 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

China Healthcare Acquisition Corp ("CHM") and the owner of Europe Asia Huadu Environment Holding Pte, Ltd ("EAHE") have signed a definitive stock purchase agreement for CHM to acquire all of the outstanding equity of EAHE in exchange for CHM common stock. Through its subsidiaries in the People's Republic of China (“China”), EAHE manufactures water treatment equipment and provides construction and engineering services for water treatment projects in China. The transaction will provide EAHE with access to additional capital for expansion of its water treatment business. EAHE is a privately held Singapore company.

Following the consummation of the acquisition Madame Wang Lahua, the current Executive Director of EAHE, will be our Executive Chairman and CHM will change its name to Global Huadu Environment Holdings, Inc. Madame Wang indirectly owns 100% of EAHE through a British Virgin Islands holding company, Teambest International, Ltd (Madame Wang and Teambest International, Ltd are referred to collectively as "Seller").

Purchase Price

There is no cash consideration involved in the acquisition. The Seller will receive an initial payment of 10,500,000 shares of Common Stock of CHM in exchange for all of the outstanding stock of EAHE. The number of shares issuable in the acquisition may be adjusted if the closing cash balances, working capital and net assets are less than amounts targeted in the stock purchase agreement.

Earn Out

Up to an additional 3,800,000 shares of CHM Common Stock may be issued to Seller if EAHE exceeds the threshold net income targets as set forth below.

•	1,200,000 shares if EAHE net income exceeds US$12,000,000 for the year ended December 31, 2008;
•	1,300,000 shares if EAHE net income exceeds US$16,000,000 for the year ended December 31, 2009; and
•	1,300,000 shares if EAHE net income exceeds US$20,000,000 for the year ended December 31, 2010;

provided, that if net income for the first earnout period does not exceed $12,000,000 the Seller will be entitled to the earnout payment for such period if cumulative net income for the first earnout period and second earnout period exceeds $28,000,000 or if cumulative net income for the first and second earnout periods does not exceed $28,000,000, then if the cumulative net income for first, second and third earnout periods exceeds $48,000,000. Similarly, if net income for the second earnout period does not exceed $16,000,000, the Seller will be entitled to the earnout payment for such period if cumulative net income for the second earnout period and third earnout period exceeds $36,000,000.

Seller has agreed to transfer 49% of any shares received in the earnout to members of CHM's management in proportions not yet determined. Madame Wang will retain discretion as to the apportionment of such shares.

Restricted Shares

All shares issued pursuant to the Stock Purchase Agreement will be restricted shares under U.S. securities laws. Seller has agreed not to resell the shares issued as the initial payment for a period of 24 months after closing. Subject to applicable securities laws restrictions, Seller can assign up to 49% of its earnout shares to CHM's management.

In addition, prior to the Closing, EAHE will (a) provide CHM with access to its management and books and records; (b) protect confidential information; (c) restrict competing negotiations; and (d) provide CHM with interim financial information.

CHM will (a) as soon as practicable, cause a meeting of its stockholders to be held for purposes of approving the stock purchase agreement and related matters, and in connection therewith file and disseminate a proxy statement and other required documentation; (b) after filing of an initial proxy statement with the Securities and Exchange Commission, apply to have the shares of CHM issued in the acquisition listed on the American Stock Exchange following the Closing.

Additional material covenants of each party under the stock purchase agreement include (a) taking further actions after Closing to effect the provisions of the stock purchase agreement; (b) maintaining confidentiality of information concerning the other parties; (c) cooperating on public announcements; and (d) taking actions to establish and implement an incentive equity plan (including its submission in the CHM proxy for approval of CHM stockholders) that would authorize issuance of up to 15% of the total share capital of CHM on a fully diluted basis from time to time.

Conditions to Closing

A. General Conditions

Consummation of the transaction is conditioned on the approval of a majority-in-interest of the common stockholders of CHM in accordance with its Certificate of Incorporation, provided further that less than 20% of the shares that were purchased in CHM's public offering (the "Public Shares") both vote against the transaction and request the conversion of their stock into a pro rata portion of the trust account.

In addition, the closing under the stock purchase agreement is conditioned upon (i) the issuance of no order, injunction, judgment or decree issued by any governmental authority or other legal restraint, preventing the consummation of the transactions contemplated in the stock purchase agreement, (ii) execution and delivery to each party of each of the various transaction documents and such other documents, certificates and instruments as specified or reasonably requested by the other party, (iii) delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the stock purchase agreement have been materially complied with by each party, and (iv) approvals of all required governments and regulatory authorities having been received.

B. Conditions to Obligations of Seller

(i)	the representations and warranties of CHM shall be true in all material respects;

(ii)	CHM shall have delivered the CHM stock; and

(iii)	CHM shall have taken steps necessary to exempt Seller from definition of “interested stockholder” under Section 203 of the Delaware General Corporation Law.

C. Conditions to Obligations of CHM

(i)	the representations and warranties of Seller and EAHE shall be true and correct in all material respects;

(ii)	Seller shall have delivered the EAHE Stock;

(iii)	Seller shall have delivered to CHM an opinion of counsel pursuant to the stock purchase agreement;

(iv)	approvals from any third party for consummation of the acquisition shall have been obtained;

(v)	there shall have not occurred a material adverse change in EAHE or its subsidiaries taken as a whole from the date of stock purchase agreement; and

(vi)	completion to the satisfaction of CHM of due diligence.

Seller and EAHE will jointly and severally before Closing, and Seller will after Closing indemnify and hold harmless CHAC and its affiliates from and against any losses which arise or result from the breach of any of the representations or warranties or covenants of Seller or EAHE contained in stock purchase agreement. CHM will indemnify and hold harmless Seller and its affiliates from and against, for any losses which arise or result from the breach of any of CHM's representations or warranties or covenants contained in the stock purchase agreement.

Seller and EAHE have waived and agreed not to assert any claim against the monies in the trust account for any reason whatsoever.

Termination

The stock purchase agreement may be terminated at any time, but not later than the closing as follows:

(a)	by mutual written consent of Seller and CHM:

(b)
by CHM or Seller if: (i) the closing has not occurred before 11:59 p.m. U.S. (Eastern Time) on March 31, 2009 (provided, however, that this right to terminate this Agreement will not be available to any party whose failure, or the failure of any of such party’s affiliates, to fulfill any obligation hereunder has been the cause of, or resulted in the failure of the closing to occur on or before such date); (ii) there shall be a final nonappealable order in effect preventing consummation of the acquisition; or (iii) there shall be any law or order enacted, promulgated or issued by any governmental or regulatory authority that would make consummation of the acquisition illegal.

(c)
by CHM if there shall be any law or order enacted, promulgated or issued or deemed applicable to the acquisition, by any governmental or regulatory authority, which would: (i) prohibit CHM’s ownership or operation of all or any portion of the business or assets or (ii) compel CHM to dispose of or hold separate all or any portion of the assets as a result of the acquisition;

(d)
by CHM if it is not in breach of its representations, warranties, covenants and agreements under the stock purchase agreement and there has been a breach of any representation, warranty, covenant or agreement contained in the stock purchase agreement on the part of Seller or EAHE and as a result of such breach any of CHM's conditions to close set forth in the stock purchase agreement would not be satisfied by March 31, 2009; and

(e)
by Seller if it is not in breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of CHM and as a result of such breach any of the Seller's conditions to close set forth in the stock purchase agreement would not be satisfied by March 31, 2009.

Effect of Termination. In the event of a valid termination of the stock purchase agreement the agreement shall forthwith become void and there shall be no liability or obligation on the part of CHM, EAHE or Seller, or their respective officers, directors or stockholders or affiliates or associates; provided, however, that each party shall remain liable for any breaches of the stock purchase agreement in accordance with its terms prior to its termination; and provided further that, certain customary provisions shall remain in full force and effect and survive any termination of the stock purchase agreement.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As set forth under Item 1.01, the stock purchase agreement will, subject to certain conditions, result in the issuance of CHM common stock without registration under the Securities Act of 1933, as amended. Such sale is expected to be made in compliance with Regulation S as well as qualify for an exemption pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01 REGULATION FD DISCLOSURE

The information contained in this Item 7.01 shall not be deemed to incorporated by reference in any filings under the Securities Act of 1933, as amended.

Press Release

On August 6, 2008, CHM issued a press release announcing it had entered into the stock purchase agreement with Seller and EAHE. A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

CHM stockholders and other interested persons, are advised to read, when available CHM's definitive proxy statement regarding the Company's solicitation of proxies for the special meeting of stockholders to be held in connection with the acquisition (the "Proxy Statement"), which will contain important information regarding the acquisition and other matters. The Proxy Statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Such persons can also read the Company's final prospectus dated April 19, 2007 for a description of the security holdings of the Company's officers and directors and their respective interests in the successful consummation of the acquisition. The Proxy Statement, once available, and the Company's final prospectus, can also be obtained without charge at the Securities and Exchange Commission's website (http://www.sec.gov). Stockholders will also be able to obtain a copy of the Proxy Statement, and the Company's final prospectus, without charge, by directing requests to China Healthcare Acquisition Corporation, 1233 Encino Drive, Pasadena, CA 91108.

Certain Information Regarding Solicitation of Proxies

The Company and the directors and executive officers of the Company may be deemed to be participating in the solicitation of proxies in respect of the proposed acquisition. Other information regarding the participants in the proxy solicitation, including the officers and directors of the Company, and a description of their direct and indirect interests in the acquisition, by security holdings or otherwise, will be contained in the Proxy Statement.

Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of August 6, 2008, by and among China Healthcare Acquisition Corp, Europe Asia Huadu Environment Holding Pte, Ltd, Teambest International Ltd. and Madame Wang Lahua.

99.1	Press Release dated August 6, 2008, announcing the execution of the Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTHCARE ACQUISITION CORP

August 11, 2008	By:	/s/ Alwin Tan
Alwin Tan Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of August 6, 2008, by and among China Healthcare Acquisition Corp, Europe Asia Huadu Environment Holding Pte, Ltd, Teambest International Ltd. and Madame Wang Lahua.

99.1	Press Release dated August 6, 2008, announcing the execution of the Stock Purchase Agreement